UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 21, 2013, The Active Network, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of May 15, 2013, the record date of the Annual Meeting, there were 61,682,299 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 55,830,027 shares of the Company’s common stock were represented in person or by proxy. The Company’s stockholders approved Proposal 1 and Proposal 2 below, and did not approve, on an advisory basis, Proposal 3 relating to the compensation of the Company’s named executive officers. Each of the proposals is described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the Securities and Exchange Commission (“SEC”) on May 23, 2013. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1:

Each of Jon Belmonte and Stephen L. Green was elected as a Class II director to hold office until the 2016 Annual Meeting of Stockholders and until his successor is elected and has qualified, or if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jon Belmonte	47,972,865	957,628	6,899,534
Stephen L. Green	40,900,479	8,030,014	6,899,534

Each of David Alberga, Thomas N. Clancy, Bruns Grayson and Joseph Levin continue to serve as directors of the Company after the Annual Meeting. In addition, the Board of Directors has one vacancy following the Annual Meeting.

Proposal 2:

The selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the following vote:

Votes For	Votes Against	Abstentions
40,795,988	968,326	19,321

Proposal 3:

The Company’s stockholders did not approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,208,519	24,603,270	118,704	6,899,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: June 27, 2013	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer
(principal financial and accounting officer)